PLAN OF MERGER

            PLAN OF MERGER adopted by Crescent Computers, Inc., a business corporation organized under the laws of the State of Georgia, by resolution of its Board of Directors on June 19, 1997, and adopted by Tekgraf, Inc., a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors on June 19, 1997. The names of the corporations planning to merge are Crescent Computers, Inc., a corporation organized under the laws of the State of Georgia, and Tekgraf, Inc., a corporation organized under the laws of the State of Delaware. The name of the surviving corporation into which Crescent Computers, Inc. plans to merge is Tekgraf, Inc.

            1. Crescent Computers, Inc. and Tekgraf, Inc. shall, pursuant to the provisions of the Georgia Business Corporation Code and pursuant to the provisions of the laws of the jurisdiction of Tekgraf, Inc. be merged with and into a single corporation, to wit, Tekgraf, Inc., which shall be the surviving corporation and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name Tekgraf, Inc., pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of Crescent Computers, Inc., which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease when the merger takes effect in accordance with the provisions of the Georgia Business Corporation Code.

            2. The Certificate of Incorporation of the surviving corporation when the merger takes effect in the jurisdiction of its organization shall be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

            3. The bylaws of the surviving corporation when the merger takes effect in the jurisdiction of its organization shall be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

            4. The directors and officers in office of the surviving corporation when the merger takes effect in the jurisdiction of its organization shall continue to be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the provisions of the bylaws of the surviving corporation.

            5. Each issued share of the non-surviving corporation when the merger takes effect shall be converted into Four Hundred (400) shares of the Class B Common Stock, $.001 par value of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner or any consideration be delivered therefor, and each said share which is issued as of the effective date of the merger shall be cancelled and returned to the status of authorized but unissued shares of the surviving corporation.

            6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Georgia Business Corporation Code, and the merger of the non-surviving corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

            7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by the provisions of the Georgia Business Corporation Code, and in the event that the merger of the non-surviving corporation with and into the surviving corporation shall have been duly authorized in compliance with the provisions of the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Georgia and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effecutate the merger.

            8. The Board of Directors and the proper officers of the non-surviving corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

            9. The merger herein provided for shall become effective in the State of Georgia upon the date of the filing of the Articles of Merger with the Secretary of State of Georgia.

Executed on June 20, 1997

                                           CRESCENT COMPUTERS, INC.


                                           By: /s/ Phillip Aginsky
                                               -------------------------------
                                               Name: Phillip Aginsky
                                               Title: Chairman

SECRETARY OF STATE                         TEKGRAF, INC.
JUN 26 10 47 AM'97
     BSR (1)
                                           By: /s/ Phillip Aginsky
                                               -------------------------------
                                               Name: Phillip Aginsky
                                               Title: Chairman


                                        2